Exhibit 10.10

SECURED PROMISSORY NOTE

$10,000,000	Advance Date: March 20, 2007

FOR VALUE RECEIVED, AEGERION PHARMACEUTICALS, INC., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Fifteen Million Dollars ($15,000,000) together with interest at a floating rate equal to the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus two and one-half percentage points (2.50%) per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 20,2007, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of the Borrowers to pay all principal and interest and premium, if any, under this promissory Note upon demand or as otherwise provided herein.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:	AEGERION PHARMACEUTICALS, INC.

	By:	/s/ Gerald Wisler
	Title:	/s/ President and CEO